EXHIBIT 99(a)(1)(F)

NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

If you previously elected to accept Cysive, Inc.’s (“Cysive”) Offer to Exchange dated January 24, 2002, as amended (the “Offer”), and you would like to change your election and reject the Offer, you must sign this Notice and return it to Robert M. Skelton before 5:00 p.m., Eastern Time, on February 22, 2002, unless the Offer is extended. This Notice of Change in Election may be sent via mail or courier to Robert M. Skelton at Cysive’s corporate offices in Reston, Virginia, facsimile to (703) 259-2402, or e-mail to rskelton@cysive.com. Notices returned via e-mail or facsimile will be accepted, provided originals are received by March 1, 2002. If you have questions regarding the process for returning this Notice, please contact Robert M. Skelton via e-mail at rskelton@cysive.com or by telephone at (703) 259-2300.

To Cysive:

I previously received a copy of the Offer to Exchange (dated January 24, 2002, as amended), the e-mail notice, the Summary of Terms and an Election Form. I signed and returned the Election Form, in which I elected to accept Cysive’s Offer to Exchange. I now wish to change that election, and reject Cysive’s Offer to Exchange. I understand that by signing this Notice and delivering it to Robert M. Skelton, I will be able to withdraw my acceptance of the Offer and reject the Offer instead. I understand that in order to reject the Offer, I must sign and deliver this Notice to Robert M. Skelton before 5:00 p.m., Eastern Time, on February 22, 2002, or if Cysive extends the deadline to exchange options, before the extended expiration of the Offer.

By rejecting the Offer to Exchange, I understand that I will not receive any Replacement Options, and I will keep my Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between Cysive and me.

I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, I hereby bind my successors, assigns and legal representatives.

[ ] I DO NOT accept the Offer to exchange options.

_______________________________	Date:__________________________
Optionee Signature

Name:__________________________
(Please print)

CYSIVE HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT, AND SUCH ACCEPTANCE SHALL BE BINDING ON CYSIVE’S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

CYSIVE, INC.

By:___________________________	Date:__________________________

Title:__________________________